Exhibit 99.2

FOR IMMEDIATE RELEASE

Datalink Announces Closing of the Purchase of Strategic Technologies and Provides Third Quarter Guidance Update

Acquisition Will Expand Market Share in North Carolina, Florida and the Mid-Atlantic

EDEN PRAIRIE, Minn., October 4, 2012 — Datalink (NASDAQ: DTLK), a leading provider of data center infrastructure and services, today announced the closing of the transaction to acquire substantially all of the assets and liabilities, of Cary, North Carolina-based Strategic Technologies, Inc. (“StraTech”), which was announced on October 2, 2012.  StraTech is an IT services and solutions firm that shares Datalink’s focus on optimizing enterprise data centers and IT infrastructure through a common product and services portfolio designed to help customers increase business agility.

The acquisition increases Datalink’s market share and physical presence across the Eastern seaboard, including North Carolina, Florida and the Mid-Atlantic; adds an estimated $65 million in annualized product and services revenues; and contributes more than 400 additional businesses to the customer base. It will also advance Datalink’s strategic initiatives by delivering:

•                  Expanded sales, engineering, managed services, customer support, consulting and marketing teams to support ongoing growth.

•                  A continued focus on both the storage and unified computing aspects of its data center integration business, including significant increases in Symantec, NetApp and HDS revenues.

•                  More than $20 million in additional annual recurring OneCall technical support revenues, along with a second call center providing increased capacity and enhanced failover and redundancy.

•                  Larger professional and managed services organizations to handle consulting projects as well as managed archiving, backup, security and monitoring services.

Datalink purchased StraTech for approximately $13.2 million in cash and the issuance of 269,802 shares of Datalink common stock, assumed approximately $20.8 million of StraTech’s liabilities and acquired approximately $16.0 million of assets, subject to a final audit expected to be performed within 90-120 days after the closing.

With the addition of StraTech, Datalink will be positioned to close 2012 with an anticipated annualized run rate of more than $500 million and a workforce of over 450 employees.

“This is a strategic acquisition that will expand our East Coast footprint, increase our technical support staff, bolster our professional and managed services capabilities, and maintain our core business focus on products and services related to data center infrastructure in general and newer virtualized data center technology in particular,” said Paul Lidsky, President and CEO, Datalink. “With StraTech’s similar business model, nearly identical product mix, strong customer base and team of 100-plus field personnel, this is an ideal match that we believe will be a tremendous opportunity for our customers, partners, employees, and stockholders.”

Datalink anticipates that, based on its internal projections, the transaction will become accretive to net income within one quarter. Datalink will record a charge associated with the acquisition in the fourth quarter of 2012 of approximately $300,000, or $0.01 per fully diluted share. Datalink expects the full effect of cost synergies to take effect in the first quarter of 2013.

The acquisition will be Datalink’s second in the last 12 months following the purchase of Minneapolis-based data center IT services firm Midwave Corporation in October, 2011. Both transactions are part of Datalink’s ongoing objective to accelerate business growth through both organic and acquired strategies.

3Q 2012 Guidance

Today Datalink also lowered its guidance for the third quarter of 2012. Datalink expects third quarter 2012 revenues to be in the range of $105 million to $106 million. This compares to revenues of $90.1 million in the third quarter of 2011. Datalink expects earnings per share to be in the range of $0.10 per share to $0.11 per share on a GAAP basis; and in the range of $0.14 per share to $0.15 per share on a non-GAAP basis.  This compares to GAAP earnings of $0.16 per share and non-GAAP earnings of $0.20 per share in the third quarter of 2011.

“We continue to see strong demand and a growing pipeline for our data center solutions, especially virtualized data center solutions and big data, as well as all aspects of storage. However, we also continue to see our customers remain cautious regarding large capital expenditures, especially with the uncertainty surrounding the current economic environment,” Lidsky said. “As a result, we saw expected contracts push out as much as 90 days or more. This customer behavior has caused us to miss our previous guidance.”

Datalink will report its third quarter financial results and hold an investor conference call after the market closes on October 25, 2012.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:30 p.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss the acquisition, the revised third quarter guidance and provide a business overview. Participants can access the conference call by dialing (866) 700-6067. Participants will be asked to identify the Datalink conference call and provide the designated identification number (81357453). A live Webcast of the conference call can be viewed via Datalink’s website at www.datalink.com.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings guidance because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. Datalink estimates this total effect will be approximately $0.04 per diluted share for the third quarter of 2012, meaning that estimated GAAP earnings per share will be $0.04 less per share than non-GAAP earnings per share.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including regarding a pending acquisition, the financial impact of that acquisition and our internal projections of anticipated 2012 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2011, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.

Other Datalink Contact Information:
Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO
Tel: 720-259-1365	Tel: 952-279-4816
Email: sgallagher@datalink.com	Email: gbarnum@datalink.com
Email: einvestor@datalink.com

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